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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09055 and 33-33590) of International Business Machines Corporation of our report dated June 27, 2003 relating to the financial statements of the IBM SAVINGS PLAN which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


New York, NY
June 27, 2003